Exhibit 16.1

February 16, 2016

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

RE:                                                     Silverton Energy, Inc.
File No.:                                000-54920

We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission on February 16, 2016 regarding the change of auditors. We agree with all statements pertaining to us.

We have no basis to agree or disagree with statements pertaining to the successor auditors.

/s/ PLS CPA